844-00-06

                                    AMENDMENT
                TO THE REINSURANCE AGREEMENTS (THE "AGREEMENTS")
                    LISTED IN THE ATTACHED EXHIBIT 1 BETWEEN

              CUNA MUTUAL LIFE INSURANCE COMPANY OF WAVERLY, IOWA,
                                   ("COMPANY")
                                       AND
                 RGA REINSURANCE COMPANY OF ST. LOUIS, MISSOURI
                                  ("REINSURER")

The Agreements between CUNA Mutual Life Insurance Company ("COMPANY") and RGA Reinsurance Company ("REINSURER"), are hereby amended by the addition of the following Article of Confidentiality and Sharing of Customer Information:

         ARTICLE OF CONFIDENTIALITY AND SHARING OF CUSTOMER INFORMATION

The parties acknowledge and agree that it may be necessary for COMPANY to share customer information ("Customer Information") with REINSURER in order for REINSURER to meet its obligations under this Agreement. With respect to the sharing, use and protection of Customer Information, REINSURER agrees to the following:

(a) CONFIDENTIALITY AND RESTRICTIONS ON REDISCLOSURE OF CUSTOMER INFORMATION. REINSURER agrees to hold in strict confidence Customer Information obtained from COMPANY during this Agreement.REINSURER agrees not to disclose Customer Information, in any form or medium, to any affiliated or nonaffiliated person, firm or corporation except as necessary to perform services under this Agreement or as may be required by law. The parties acknowledge and agree that disclosing Customer Information to effectuate, service or administer a Customer transaction shall not be considered a breach of the confidentiality obligations created hereunder. To the extent that REINSURER contracts with a third party that obtains Customer Information in order to provide services under this Agreement, REINSURER agrees to obtain contractual confidentiality protections to require the third party to hold Customer Information in strict confidence and not disclose it to any person unless required by law. REINSURER agrees to return all Customer Information to COMPANY either upon request or termination of this Agreement.

(b) USE OF CUSTOMER INFORMATION. REINSURER agrees to use Customer Information only to provide services hereunder and not to use such information for any other purpose.

(c) OBLIGATION TO MAINTAIN SECURITY OVER CUSTOMER INFORMATION. REINSURER agrees to implement and maintain reasonable and customary security measures to safeguard Customer Information. Such measures shall include, but not be limited to, requiring employees who will have access to such information to agree to the confidentiality requirments of this Article.

(d) CONFIDENTIALITY OBLIGATIONS SURVIVE TERMINATION OF THE AGREEMENT. The obligation of REINSURER set forth in this Article shall survive the termination of this Agreement.

In Witness Whereof, the undersigned parties have executed this Agreement to be effective July 1, 20001.

CUNA MUTUAL LIFE INSURANCE COMPANY                RGA REINSURANCE COMPANY

BY :   /s/ Michael A. Hulme                       BY: /s/ M. Breiner
       --------------------------                     --------------------------
NAME:  Michael A. Hulme                           NAME: M. Breiner
       --------------------------                       ------------------------
TITLE: VP - L & H Sales                           TITLE: Sales V.P.
       --------------------------                       ------------------------
DATE:   8/22/01                                   DATE:  8/3/01
       --------------------------                       ------------------------

                                    Exhibit 1

                             RGA REINSURANCE COMPANY

                                                     Agreement
Agreement Number/          Type of                 Effective Date
Revision Number            Agreement            From         Through   Agreement Status
----------------           ---------            ----         -------   ----------------
844-0-06            Risk Premium Reinsurance    09/01/1991     ----    Effective